LOCK-UP AGREEMENT


           THIS AGREEMENT, dated as of February 10, 1999, is by and among Gabelli Asset Management Inc. (formerly known as Alpha G, Inc.), a New York corporation (the "Company"), Gabelli Funds, Inc. (to be renamed Gabelli Group Capital Partners, Inc.), a New York corporation ("GFI"), Rye Holdings, Inc., a New York Corporation ("Rye Holdings"), and Rye Capital Partners, Inc., a Delaware corporation ("Rye Capital," and together with GFI and Rye Holdings, the "Class B Shareholders").


                                  RECITALS

           WHEREAS, GFI is currently the sole shareholder of the Company;
 and

           WHEREAS, the Company proposes to effectuate a reclassification of its outstanding shares of common stock into Class A Common Stock, par value $.001 per share (the "Class A Common Stock"), and Class B Common Stock, par value $.001 per share (the "Class B Common Stock"), and to raise additional capital by selling an aggregate of 6,000,000 shares of Class A Common Stock (plus an additional 900,000 shares to cover over-allotments, if any) in an underwritten public offering (the "Offering"); and

           WHEREAS, prior to the consummation of the Offering, and as a result of the transfer of assets pursuant to an Asset Transfer and Assumption Agreement, dated as of February 9, 1999, between the Company and GFI, GFI is the holder of 15,360,000 shares of Class B Common Stock of the Company; and

           WHEREAS, prior to the consummation of the Offering, and as a result of the transfer of assets pursuant to an Asset Transfer and Assumption Agreement, dated as of February 9, 1999, among the Company, Rye Holdings and New Institutional Services, Inc., a wholly owned subsidiary of the Company, Rye Holdings is the holder of 8,400,000 shares of Class B Common Stock of the Company; and

           WHEREAS, prior to the consummation of the Offering, and as a result of the transfer of assets pursuant to an Asset Transfer and Assumption Agreement, dated as of February 9, 1999, among the Company, Rye Capital and New Fixed Income, Inc., a wholly owned subsidiary of the Company, Rye Capital will be the holder of 240,000 shares of Class B Common Stock of the Company; and

           WHEREAS, Rye Holdings and Rye Capital are each wholly owned subsidiaries of GFI; and

           WHEREAS, the Company proposes to enter into a purchase agreement (the "Purchase Agreement") with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Salomon Smith Barney Inc. and Gabelli & Company, Inc., as representatives of the several underwriters named therein (the "Underwriters"), in connection with the Offering, which Purchase Agreement will provide for the purchase by the Underwriters of the shares Class A Common Stock from the Company and the resale by the Underwriters of such shares to the public; and

           WHEREAS, each of the parties recognizes that the raising of capital in the Offering will benefit the Company and the Class B
 Shareholders.

           NOW, THEREFORE, in consideration of the foregoing, the agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                                 AGREEMENT

           1. Upon the terms and subject to the conditions set forth in this Agreement, the parties hereby agree that without the prior written consent of the Company, the Class B Shareholders will not sell, offer to sell, solicit an offer to buy, contract to sell, grant any option to purchase, or otherwise transfer or dispose of, any shares of Class B Common Stock of the Company, or any securities convertible into or exercisable or exchangeable for such shares, for a period of three years after the date of the final Prospectus relating to the public offering of the Class A Common Stock of the Company (the "Lock-Up Termination Date"). The foregoing restrictions, however, shall not apply to any transfer from one Class B Shareholder to another Class B Shareholder.

           2. In furtherance of the foregoing, the Company and State Street Bank and Trust Company, its Transfer Agent, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Agreement.

           3. This Agreement will terminate upon the earlier of (i) the Lock-Up Termination Date or (ii) if the Purchase Agreement does not become effective or if the Purchase Agreement (other than provisions thereof which survive termination) is terminated, on February 26, 1999.

           4. This Agreement shall be binding also upon the successors, assigns, heirs and personal representatives of the Class B Shareholders.

           5. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

           6. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which when taken together shall constitute one instrument.


           IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.



                      GABELLI ASSET MANAGEMENT INC.


                      By: /s/ Robert S. Zuccaro
                          -------------------------
                          Name:   Robert S. Zuccaro
                          Title:  Vice President and Chief Financial
                                  Officer


                      GABELLI FUNDS, INC.


                      By: /s/  James E. McKee
                          ------------------------------
                          Name:   James E. McKee
                          Title:  Vice President, General Counsel and
                                  Secretary


                      RYE HOLDINGS, INC.


                      By: /s/  James E. McKee
                          ------------------------------
                          Name:   James E. McKee
                          Title:  Vice President, General Counsel and
                                  Secretary


                      RYE CAPITAL PARTNERS, INC.


                      By: /s/  James E. McKee
                          --------------------------------
                          Name:  James E. McKee
                          Title: Secretary